UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015

PRETORIA RESOURCES TWO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52901	16-0383696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West Park Avenue, Suite 207, Long Beach, NY 11561

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (516) 442-1883

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement

On April 6, 2015, Pretoria Resources Two, Inc., a Nevada corporation, (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, BTND Merger Sub, LLC, a Colorado limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), BTND, LLC, a Colorado limited liability company (“BTND”), the members of BTND (the “Members”), and Titan Asset Advisors, LLC, a Delaware limited liability company (“Titan”), as to certain limited provisions. Pursuant to the Merger Agreement, Merger Sub will merge with and into BTND (the “Reverse Merger”), with BTND surviving the Reverse Merger as a wholly-owned subsidiary of the Company.

At the effective time of the Reverse Merger, which will occur when we file a statement of merger with the Secretary of State of Colorado (the “Effective Time”), each membership interest of BTND would be converted into the right to receive restricted shares of the Company’s common stock such that the Members would receive, in the aggregate, 9,911,000 shares of the Company’s common stock equal to 90.1% of the aggregate number of shares of common stock outstanding after giving effect to the closing of the transactions contemplated by the Merger Agreement.

As additional consideration for the acquisition of control of the Company by the Members, BTND has agreed to pay to Titan the sum of $199,000.00 by issuing to Titan a promissory note in the principal amount of $199,000.00 which shall be payable from the proceeds received by the Company from the first sale of securities by the Company after the Effective Date from which it receives gross proceeds equal to at least $2.0 million (the “Titan Note”). The Titan Note bears interest at the rate of 1% per annum.

Pursuant to the terms of the Merger Agreement, our board of directors, of which Bryan Glass is the sole member, will appoint the following persons to serve as directors and officers of the Company: Gary Copperud, as Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer and director; and Jeffrey Zinnecker as director. At such time, Bryan Glass would resign as our sole director and Ronald Williams will resign as our President.

The Merger Agreement contains customary representations, warranties, and covenants of the Company, BTND, and Merger Sub for a reverse triangular merger (and accompanying transactions). Subject to certain limitations, the parties agreed to indemnify each other for breaches of representations, warranties and agreements and certain other items.

Under the Merger Agreement, the parties entered into customary covenants and agreements, including, among others, (i) agreements to conduct their respective businesses in all material respects in the ordinary course between the execution of the Merger Agreement and the closing date, (ii) not to sell or issue any securities, and (iii) not to engage in specified kinds of transactions between the execution date of the Merger Agreement and the closing date, including, without limitation, merging or consolidating with any other party; acquiring a material amount of stock or assets of any other party; effecting any business combination, recapitalization or similar transaction with any other party; amending the organizational documents; in each case, without the other party’s consent.

The consummation of the Reverse Merger is subject to, among other things, certain customary conditions to closing, including without limitation, (i) completion of due diligence, (ii) there shall not have occurred a material adverse effect on the other party’s business, (iii) the accuracy of the other party’s representations and warranties and (iv) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (in each case subject to customary materiality qualifiers).

Each party is required to use commercially reasonable efforts, among other things, to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by the Merger Agreement.

Pursuant to the Merger Agreement, Titan, an entity wholly owned by Bryan Glass, the principal stockholder and sole director of the Company, agreed to pay all costs and expenses of BTND in connection with the Reverse Merger and the first private offering of securities made by the Company after the Effective Time, including legal fees in an amount up to $20,000.00 (the “Assumed Expenses”).

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If consummated, the Reverse Merger will result in a change-in-control of the Company. In connection with the change-in-control, the Company will appoint a new board of directors (subject to the expiration of the waiting period required by a filing to be made with the SEC to report the change in the majority of members of the Company's board) and management of the Company.

The Merger Agreement may be terminated by either party under certain circumstances, including, among others: (i) by mutual consent of the parties, (ii) if the closing of the Merger Agreement has not occurred by May 15, 2015; (ii) if any court or governmental authority shall have issued an order or taken any other action permanently prohibiting the Reverse Merger; (iii) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or which will not have been cured within 30 days of the giving of written notice to the breaching party of such breach; and (iv) if there shall have occurred prior to the closing date changes in applicable law that, in the aggregate, shall have a material adverse effect on any of the parties.

In the event of termination of the Merger Agreement, the Merger Agreement shall be void and neither party shall have any further liability or obligation to the other, except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, in which case the terminating party shall have the right to pursue any remedies available to it at law or in equity. Titan’s obligations to satisfy the Assumed Expenses shall survive any termination of the Merger Agreement.

Under the Merger Agreement, the Reverse Merger may be unwound and the Merger Agreement terminated and cancelled in the event that the Company has not received gross proceeds from a private offering of its securities equal to at least $2.0 million by a date that is 90 days after the closing of the Reverse Merger, upon the determination of the Members who held a majority in interest of the membership interests in BTND prior to the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached hereto as Exhibit 2.1, and incorporated herein by reference. The foregoing summary has been included to provide investors with information relating to the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company, BTND or their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent amendment, waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the expected closing of the Reverse Merger and the timing of the closing thereof. These statements are based on the current expectations and beliefs of Company management and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the control of the Company, such as the consent of third parties. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Current Report.

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Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, the following risks relating to the proposed Reverse Merger, including in respect of the satisfaction of closing conditions to the Reverse Merger; unanticipated difficulties and/or expenditures relating to the Reverse Merger; and uncertainties as to the timing of the Reverse Merger.

New risks and uncertainties may also emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this Current Report. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished or filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated April 6, 2015 by and among the Registrant, BTND Merger Sub LLC, BTND, LLC, all of the members of BTND, and Titan Asset Advisors LLC.*

_________________

*  In accordance with Item 601(b)(2) of Regulation S-K, certain schedules have not been filed. Pretoria Resources Two, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRETORIA RESOURCES TWO, INC.

Date: April 6, 2015	By:	/s/ Ronald Williams
Ronald Williams
President

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